UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

Gain Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

(301) 500-1556

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	GANX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 18, 2025, Gain Therapeutics, Inc. (the “Company”) issued a press release announcing results in exploratory endpoint from its Phase 1b clinical study of GT-02287 in people with Parkinson’s Disease (“PD”). All individuals with elevated levels of glucosylsphingosine (“GluSph”) in the cerebrospinal fluid (“CSF”) displayed large decreases back towards levels observed in healthy individuals after 90 days of treatment with GT-02287. The change observed in GluSph in CSF was a prespecified exploratory endpoint of this Phase 1b study. Part 1 (90 days of dosing) of the ongoing Phase 1b study has concluded. The Phase 1b study enrolled 21 participants, 19 completed the 90-day dosing period, and 15 (79%) chose to continue in the nine-month extension (Part 2) portion of the study that is anticipated to conclude in September 2026.

Consistent with the initial Phase 1b data presented at the International Congress of Parkinson’s Disease and Movement Disorders in October 2025, GT-02287 continues to be generally well-tolerated over 90 days of dosing at plasma exposures within the projected therapeutic range. The data monitoring committee has recommended that the Phase 1b study continue with no changes.

Results from a Phase 1 study of GT-02287 in healthy volunteers demonstrated favorable safety and tolerability, plasma and central nervous system exposures in the projected therapeutic range, and target engagement with an increase in glucocerebrosidase (“GCase”) activity among those receiving GT-02287 at clinically relevant doses.

GT-02287 is currently being evaluated in a Phase 1b clinical trial for the treatment of Parkinson’s disease with or without a GBA1 mutation. The primary endpoint of the trial, which enrolled participants across seven sites in Australia, is to evaluate the safety and tolerability of GT-02287 after three months of dosing in people with PD. The Phase 1b study extension allows participants to continue to be treated with GT-02287 for up to a total of 12 months.

The Company also announced that it has a capital position to fund operations through the end of the Phase 1b extension and year-end 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, statements regarding: the development of the Company’s current or future product candidates including GT-02287; expectations regarding the completion and timing of results from a Phase 1b clinical study for GT-02287, including any extension studies; expectations regarding the timing of patient enrollment for a Phase 1b clinical study for GT-02287, including any extension studies; the timing of any submissions to the FDA or other regulatory bodies and agencies; whether results from preclinical studies and initial data from early clinical trials will be predictive of the final results of the clinical trials or future trials; and the potential therapeutic and clinical benefits of the Company’s product candidates. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s Form 10-K for the year ended December 31, 2024. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether because of new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: December 18, 2025	By:	/s/ Gene Mack
Gene Mack
Chief Executive Officer